UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

infoGROUP Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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June 11, 2010
Dear Fellow Stockholder:
We have previously sent to you proxy material for the Special Meeting of Stockholders of Infogroup Inc. to be held on June 29, 2010. Your Board of Directors unanimously recommends that stockholders vote FOR the proposed merger with affiliates of CCMP Capital Advisors, LLC.
Since approval of the merger requires the affirmative vote of a majority of the outstanding shares, your vote is important. To ensure that your shares are represented at the meeting, please vote today by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.
Very truly yours,
Gary Morin
Chairman of the M&A Committee

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-456-3510.

Additional Information
In connection with the Merger, infoGROUP has filed a definitive proxy statement and other relevant documents concerning the transaction with the SEC. STOCKHOLDERS OF infoGROUP ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents in the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1 800 SEC 0330 for further information on the public reference room. Copies of the definitive proxy statement and other documents infoGROUP files with the SEC may also be obtained by mail, upon payment of the SEC’s customary fees, by writing to the SEC’s principal office at 100 F Street, NE, Washington D.C. 20549. Our SEC filings, including the definitive proxy statement, are also available to the public, free of charge, at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents infoGROUP files with the SEC by going to the “Financial Information” subsection of our “Investors Relations” section of our website at http://ir.infogroup.com/sec.cfm. Our website address is provided as an inactive textual reference only. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of infoGROUP in connection with the transaction, and their interests in the solicitation, is set forth in the definitive proxy statement that was filed by infoGROUP with the SEC on May 28, 2010.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – www.eproxy.com/iusa Use the Internet to vote your proxy until 12:00 p.m. (CT) on June 28, 2010. PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on June 28, 2010. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR Proposals 1 and 2. To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated as of March 8, 2010, by and among the Company, Omaha Holdco Inc. and Omaha Acquisition Inc. To consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Agreement and Plan of Merger. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any and all adjournments thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. Please indicate if you plan to attend the Special Meeting. Address Change? Mark box, sign, and indicate changes below: Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis — trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

infoGROUP Inc. SPECIAL MEETING OF STOCKHOLDERS June 29, 2010 9:30 a.m. local time The Hilton Omaha 1001 Cass Street Omaha, Nebraska 68102infoGROUP, Inc. 5711 South 86th Circle Omaha, NE 68127This proxy is solicited on behalf of the Board of Directors for use at the Special Meeting of Stockholders of infoGROUP Inc. (the “Company”) to be held on June 29, 2010 or any adjournments or postponements thereof. The shares of the Company’s common stock you hold as of the record date on May 27, 2010 will be voted as you specify on the reverse side. By signing the proxy, you revoke all prior proxies and appoint Thomas J. McCusker and Thomas Oberdorf (the “Proxy Holders”), or either of them, as proxies with full power of substitution, to vote all shares of common stock of the Company of record in the name of the undersigned at the close of business on May 27, 2010 at the Special Meeting of Stockholders or any adjournments or postponements thereof. The undersigned stockholder hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement for the Special Meeting to be held on June 29, 2010. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS ONE AND TWO. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE WITH RESPECT TO SUCH OTHER MATTERS AS MAY BE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. See reverse for voting instructions.